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                                                                    EXHIBIT 99.3

FOR IMMEDIATE RELEASE

            PHOENIX FOOTWEAR COMPLETES ACQUISITION OF ALTAMA FOOTWEAR

 ANNOUNCES ORDER TO SUPPLY DEPARTMENT OF DEFENSE WITH HOT WEATHER INFANTRY BOOTS

CARLSBAD, California, July 19, 2004 - Phoenix Footwear Group, Inc. (AMEX: PXG) announced today that it has completed the acquisition of Altama Delta Corporation ("Altama"). Altama, a designer, manufacturer and distributor of high performance combat and tactical boots for U.S. and foreign militaries, government agencies and the commercial sector, generated revenues of $40 million for the 12 months ended April 3, 2004. The Company expects that the acquisition will be accretive to earnings. The Company will update its financial guidance to reflect the acquisition when it reports its second quarter 2004 financial results on Tuesday, August 3, 2004.

The Company also announced that Altama has been notified by the Defense Logistics Agency that the Department of Defense (DoD) intends to exercise its option to renew its current contract with Altama for one year for the manufacture of hot weather infantry boots. The government has not yet specified a quantity of boots that it plans to order.

James R. Riedman, Chairman of Phoenix Footwear, commented, "A profitable company with strong sales performance in an attractive niche market, we are thrilled to add Altama to our portfolio of footwear and apparel brands. In addition, we recently announced the appointment of Glen Becker to the position of Vice President and General Manager of Altama. Glen is a well-respected and proven executive in this segment, having served in senior management roles at Wolverine World Wide, Inc.'s Bates Footwear Division and at Weinbrenner Shoe Company. We welcome Glen, as well as all of the employees of Altama to the Phoenix Footwear team."

Altama Footwear has been a prime contractor to the U.S. DoD for 35 consecutive years. Altama markets and distributes its products to federal, state and local agencies, military schools, law enforcement agencies and consumers, among other channels, throughout the U.S. as well as in 70 countries. Launched in 1991, Altama's non-DOD, commercial business currently represents approximately 35% of Altama's net sales.

ABOUT PHOENIX FOOTWEAR GROUP, INC.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men's and women's footwear and apparel. The Company's premium brands include the Trotters(R), SoftWalk(R), H.S. Trask(R), and Ducks Unlimited(R) footwear lines and the Royal Robbins(R) and Audubon(R) apparel lines. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001, and the 10th most profitable for 2002 based on net margins. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Altama acquisition and the DoD's renewal of the current Altama contract. Investors are cautioned that all forward-looking statements involve risks and uncertainty that could cause actual results to differ materially from those in the forward-looking statements. These risks include, without limitation, the possibility that the Company will not achieve anticipated benefits from the transaction, or that the Company will not successfully integrate the operations of Altama without encountering difficulties such as unanticipated costs, possible difficulty in retaining customers and supplier or manufacturing relationships, the failure to retain key employees, the diversion of management attention or failure to integrate the Company's information and accounting systems. More information about potential factors that could affect Phoenix Footwear's business and financial results is included in Phoenix Footwear's Annual Report on Form 10-K for the fiscal year ended Dec. 27, 2003 filed with the Securities and Exchange Commission (the "SEC"), which is available at the SEC's website at
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http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statement.

CONTACTS:

Kenneth Wolf                            Todd St.Onge
Chief Financial Officer                 Brainerd Communicators, Inc.
Phoenix Footwear Group, Inc.            (212) 986-6667
(760) 602-9688